Exhibit 99.1

Longeveron® Appoints Stephen H. Willard as Chief Executive Officer

•	Mr. Willard has a 30+ year track record of leadership across public and private sectors as CEO of multiple biotechnology and pharmaceutical firms, with an impressive history of delivering significant fundraises and strategic collaborations

•	Corporate focus on delivering top-line results from the pivotal Phase 2b clinical trial in Hypoplastic Left Heart Syndrome (HLHS), anticipated in the third quarter of 2026

•	Than Powell stepped down as interim CEO; but will remain with the Company to support the leadership transition and continue his work in the Company’s on-going business development activities

MIAMI, Fla. February 13, 2026 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for life-threatening, rare pediatric and chronic aging-related conditions, today announced that the Company’s Board of Directors has appointed Stephen H. Willard as Chief Executive Officer, effective February 11, 2026. He succeeds Than Powell who served as interim CEO prior to the Board’s appointment of Mr. Willard as permanent CEO. Mr. Powell will support the leadership transition and continue his work in the Company’s on-going business development activities.

“I am delighted to welcome Stephen as CEO, particularly at this exciting time in Longeveron’s history developing stem cell therapies addressing life threatening conditions in the most vulnerable populations - children and the elderly,” said Joshua Hare, MD, FACC, FAHA, Executive Chairman and Chief Science Officer of Longeveron. “Our pivotal Phase 2b clinical trial evaluating laromestrocel as a potential treatment for HLHS is anticipated to produce top-line trial results in third quarter of this year. Longeveron has previously received FDA guidance that, if successful, this trial would be deemed a pivotal trial for purposes of BLA filing.”

Roger Hajjar, MD, Chair of the Board’s Nominating and Corporate Governance Committee, commented, “On behalf of the Board and management team, I want to thank Than for his significant contributions over the past six months, stepping in to provide effective leadership and stability through this transition. We would also like to welcome Steven to his new role. We believe his extensive strategic operations and executive leadership experience will help drive Longeveron’s future success.”

Mr. Willard, CEO, commented, “This is an extraordinary time for Longeveron and our stem cell therapy laromestrocel. It is an exciting opportunity to be able to join a company with three development programs at the stage of pivotal clinical trials. I look forward to working with the Longeveron team to ensure the long-term success of laromestrocel while focusing on extending our capital runway, and working with potential partners to leverage our stem cell technology for the benefit of patients and shareholders.”

Mr. Willard was previously CEO of ICAPATH, Inc., CEO of NRx Pharmaceuticals, Inc., CEO of Cellphire, Inc., and CEO of Flamel Technologies, S.A., a NASDAQ-traded biotech company for seven years and served as CFO prior to becoming CEO. He formerly served as the Chairman of the Board of Directors of Flamel and formerly served on the Board of Directors of E*Trade Financial Corporation. Mr. Willard received a Bachelor of Arts degree from Williams College and a Juris Doctorate from Yale Law School.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is laromestrocel (LOMECEL-B®), an allogeneic mesenchymal stem cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Laromestrocel has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing three pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease (AD), and Pediatric Dilated Cardiomyopathy (DCM). Laromestrocel development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would,” or the negative thereof or comparable terminology, although not all forward-looking statements contain these words, or by discussion of strategy or goals or other future events, circumstances, or effects. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, the future restoration of executive compensation levels; our intention and ability to repay certain compensation amounts to executives or rehire employees currently furloughed; the grant of certain equity awards; market and other conditions, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our investigational product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our investigational product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the investigational product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our investigational product candidates; our ability to obtain and maintain regulatory approval of our investigational product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our investigational product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company operates in highly competitive and rapidly changing environment; therefore, new factors may arise, and it is not possible for the Company’s management to predict all such factors that may arise nor assess the impact of such factors or the extent to which any individual factor or combination thereof, may cause results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release based on information available as of the date of this press release, are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact:

Derek Cole
Investor Relations Advisory Solutions
derek.cole@iradvisory.com

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